Exhibit 99.2

NEXTEL COMMUNICATIONS, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08816-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
1. Log on to the Internet and go to http://www.eproxyvote.com/nxtl.		1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683).

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all proposals.

NEXTEL COMMUNICATIONS, INC.

1.	Adoption of the Agreement and Plan of Merger, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐	2. Approval of any motion to adjourn the annual meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐	4. Appointment of Deloitte & Touche LLP as Nextel’s independent registered public accounting firm for 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

					3. Election of Directors to serve until the 2008 Annual Meeting of Stockholders.	FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐		5. Approval of the Nextel Communications, Inc. Amended and Restated Incentive Equity Plan.	☐	☐	☐
						Nominees:	01. Timothy M. Donahue 02. Frank M. Drendel 03. William E. Kennard

				☐	_________________________________________________________ For all nominees except for votes withheld from the above nominees.

					Please indicate by a check mark whether you plan to attend the annual meeting of stockholders.							☐

Please sign your name below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title or capacity. If a corporation, please sign in corporate name by an authorized officer and give title. If a partnership, please sign in partnership name by an authorized person.

Signature:	__________________	Date:	______________	Signature:	__________________	Date:	______________

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of Nextel Communications, Inc. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

• Accessing the World Wide Web site http://www.eproxyvote.com/nxtl to vote via the Internet.

•      Using a touch-tone telephone to vote by phone toll-free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

•      Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Proxy Services, c/o EquiServe Trust Company, N.A., P.O. Box 8069, Edison, New Jersey 08818-9346

You can vote by phone or via the Internet anytime prior to July 13, 2005. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

DETACH HERE

PROXY

NEXTEL COMMUNICATIONS, INC.

Annual Meeting of Stockholders, July 13, 2005

Proxy Solicited on Behalf of the Board of Directors

P R O X Y

This proxy is solicited on behalf of the Board of Directors for use at the annual meeting of stockholders. The undersigned hereby appoints Leonard J. Kennedy and Christie A. Hill, and each of them, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and to vote, as designated below and in accordance with their judgment upon any other matter properly presented, all the shares of class A common stock of Nextel Communications, Inc. held of record by the undersigned at the close of business on May 20, 2005, at the annual meeting of stockholders to be held on July 13, 2005 or any adjournment or postponement thereof.

The Board of Directors recommends the following vote:

1.	FOR the adoption of the Agreement and Plan of Merger, dated as of December 15, 2004, among Sprint Corporation, Nextel Communications, Inc. and a wholly owned subsidiary of Sprint that was created to complete the merger of Nextel with the subsidiary, as amended;

2.	FOR the approval of any motion to adjourn the annual meeting to another time or place, if necessary, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the merger proposal;

3.	FOR the election of the nominees named herein to serve for three year terms ending in 2008;

4.	FOR the appointment of Deloitte & Touche LLP as Nextel’s independent registered public accounting firm for 2005; and

5.	FOR the adoption of the Nextel Communications, Inc. Amended and Restated Incentive Equity Plan.

Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we do not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number of or for substitute nominees designated by the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS FORM PROMPTLY IN THE ENCLOSED ENVELOPE.